UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2022

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7047 E Greenway Pkwy, Suite 250,	Scottsdale,	Arizona	85254
(Address of principal executive offices and Zip Code)
(408) 404-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, par value of $0.001 per share	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Executive Variable Pay Plan for fiscal year 2023

On May 18, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) adopted the Company’s Executive Variable Pay Plan for fiscal year 2023 (the “2023 Executive VPP”) under which the Company’s executive team, including the Company’s named executive officers (“NEOs”), have the opportunity to earn incentive bonuses based upon semi-annual performance metrics. The Board, after considering the recommendations of the Compensation Committee, approved the performance objectives of Oleg Khaykin, the Company’s Chief Executive Officer under the 2023 Executive VPP.

Actual cash incentive payments awarded under the 2023 Executive VPP will be based upon (1) the achievement of a revenue objective (the “Revenue Target”) compared to the Company’s annual operating plan (“AOP”), (2) the achievement of a non-GAAP operating profit objective (the “Profitability Target”) compared to the AOP and (3) the achievement of a bookings objective (the “Bookings Target”) compared to the AOP. Payments under the 2023 Executive VPP will be measured and paid semi-annually. Payments will range from 0% to 150% of an eligible executive’s target incentive opportunity (“TIO”) with respect to the Revenue Target and Profitability Target. For the Bookings target, payments will be capped at 250% of the eligible executive’s TIO.

Oleg Khaykin, the Company’s Chief Executive Officer, and Henk Derksen, the Company’s Chief Financial Officer, will participate in the 2023 Executive VPP as Corporate Executives. For Corporate Executives, the Revenue Target and Profitability Target will be calculated based on company-wide performance and will be weighted 50% on Revenue Target achievement and 50% on Profitability Target achievement.

Paul McNab, the Company’s Executive Vice President and Chief Marketing & Strategy Officer, will participate as a Network Services Enablement (“NSE”) Executive. For NSE Executives, the Revenue and Profitability Target will be calculated based on the performance of the NSE business segment and will be weighted 50% on NSE Revenue Target achievement and 50% on NSE Profitability Target achievement.

Luke Scrivanich, the Company’s Senior Vice President & General Manager of the Optical Security and Performance Products (“OSP”) business segment, will participate as an OSP Executive. For OSP Executives, the Revenue Target and Profitability Target will be calculated based on the performance of the OSP business segment and will be weighted 50% on OSP Revenue Target achievement and 50% on OSP Profitability Target achievement.

Gary Staley, the Company’s Senior Vice President, Global Sales, NSE, will participate as an NSE Sales Executive. For NSE Sales Executives, the Revenue Target, Profitability Target and Bookings Target will be calculated based on the performance of the NSE business segment and will be weighted 40% on NSE Revenue Target achievement, 20% on NSE Profitability Target achievement and 40% on NSE Bookings Target achievement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/Kevin Siebert
	Name:	Kevin Siebert
	Title:	Senior Vice President, General Counsel and Secretary

May 24, 2022